Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

WINCHESTER, Virginia (November 22, 2022) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its second quarter of fiscal 2023 which ended October 31, 2022.

Net sales for the second quarter of fiscal 2023 increased $108.3 million, or 23.9%, to $561.5 million compared with the same quarter of the prior fiscal year. Net sales for the first six months of the current fiscal year increased 23.3% to $1,104.4 million from the comparable period of the prior fiscal year. The Company experienced growth in all sales channels during the second quarter and first half of fiscal 2023 versus the prior year periods.

Net income was $28.8 million ($1.73 per diluted share) for the second quarter of fiscal 2023 compared with net income of $2.0 million ($0.12 per diluted share) in the same quarter of the prior fiscal year. Net income for the second quarter of fiscal 2023 increased due to an increase in net sales largely as a result of price increases and increased efficiencies, partially offset by higher material and logistics costs. Net income for the first six months of the current fiscal year was $48.9 million ($2.94 per diluted share) compared with $5.0 million ($0.30 per diluted share) for the same period of the prior fiscal year. Net income margin was 5.1% for the second quarter of fiscal 2023 compared to 0.4% for the same period in the prior fiscal year and 4.4% for the first six months of the current fiscal year compared with 0.6% for the same period of the prior fiscal year. Adjusted EPS per diluted share was $2.24 for the second quarter of fiscal 2023 compared with $0.62 in the same quarter of the prior fiscal year and $3.94 for the first six months of the current fiscal year compared with $1.32 for the same period of the prior fiscal year.

Adjusted EBITDA for the second quarter of fiscal 2023 increased $36.8 million, or 119.6%, to $67.6 million, or 12.0% of net sales, compared to $30.8 million, or 6.8% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the first six months of fiscal 2023 increased $61.2 million, or 97.3%, to $124.1 million, or 11.2% of net sales, compared to $62.9 million, or 7.0% of net sales, for the same period of the prior fiscal year.

Cash provided by operating activities for the first six months of fiscal 2023 was $55.4 million and free cash flow totaled $44.4 million. This $81.7 million increase in free cash flows versus the first six months of fiscal 2022 was primarily due to changes in our operating cash flows, specifically, higher net income and accrued expenses, in addition to lower capital spending which was partially offset by higher inventory positions. As of October 31, 2022, the Company had $44.8 million of cash and cash equivalents on hand with no term loan debt maturities until July 2023 plus access to $239.4 million of additional availability under its revolving facility. The Company paid down $21.2 million of its debt during the first six months of the current fiscal year.

“During the second quarter of fiscal 2023, our teams delivered sales growth of 23.9% and improved Adjusted EBITDA by 119.6% to $67.6 million," said Scott Culbreth, President and CEO. "As stated in previous quarters, we committed to improving our results as price realization better matched inflationary impacts and we improved our costs through operating efficiency initiatives. Our team has delivered on this commitment during the first half of the fiscal year and I thank each of them for their efforts."

About Us

American Woodmark celebrates the creativity in all of us. With over 10,000 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer

AMWD Announces Second Quarter Results

November 22, 2022

satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.
Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2022	2021	2022	2021

Net sales	$561,499	$453,163	$1,104,392	$895,744
Cost of sales & distribution	462,765	401,549	918,911	790,784
Gross profit	98,734	51,614	185,481	104,960
Sales & marketing expense	24,651	21,484	50,417	44,372
General & administrative expense	32,101	24,623	62,281	48,357
Restructuring charges, net	—	(3)	—	310
Operating income	41,982	5,510	72,783	11,921
Interest expense, net	4,422	2,360	8,475	4,533
Pension settlement, net	(6)	—	(245)	—
Other (income) expense, net	(897)	840	(671)	868
Income tax expense	9,679	280	16,370	1,509
Net income	$28,784	$2,030	$48,854	$5,011

Earnings Per Share:
Weighted average shares outstanding - diluted	16,657,454	16,605,911	16,638,741	16,662,791

Net income per diluted share	$1.73	$0.12	$2.94	$0.30

AMWD Announces Second Quarter Results

November 22, 2022

Condensed Consolidated Balance Sheet
(Unaudited)
	October 31,	April 30,
	2022	2022

Cash & cash equivalents	$44,834	$22,325
Customer receivables	153,644	156,961
Inventories	252,961	228,259
Other current assets	24,872	21,112
Total current assets	476,311	428,657
Property, plant and equipment, net	203,650	213,808
Operating lease assets, net	103,041	108,055
Customer relationship intangibles, net	53,278	76,111
Goodwill	767,612	767,612
Other assets	47,136	38,253
Total assets	$1,651,028	$1,632,496

Current portion - long-term debt	$2,466	$2,264
Short-term operating lease liabilities	22,249	21,985
Accounts payable & accrued expenses	186,481	191,979
Total current liabilities	211,196	216,228
Long-term debt	486,181	506,732
Deferred income taxes	34,454	38,340
Long-term operating lease liabilities	87,735	95,084
Other liabilities	2,283	3,229
Total liabilities	821,849	859,613
Stockholders' equity	829,179	772,883
Total liabilities & stockholders' equity	$1,651,028	$1,632,496

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	October 31,
	2022	2021

Net cash provided (used) by operating activities	$55,426	$(10,176)
Net cash used by investing activities	(10,966)	(27,098)
Net cash used by financing activities	(21,951)	(45,790)
Net increase (decrease) in cash and cash equivalents	22,509	(83,064)
Cash and cash equivalents, beginning of period	22,325	91,071

Cash and cash equivalents, end of period	$44,834	$8,007

AMWD Announces Second Quarter Results

November 22, 2022

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, and (10) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles, (4) pension settlement charges, and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Second Quarter Results

November 22, 2022

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands)	2022	2021	2022	2021

Net income (GAAP)	$28,784	$2,030	$48,854	$5,011
Add back:
Income tax expense	9,679	280	16,370	1,509
Interest expense, net	4,422	2,360	8,475	4,533
Depreciation and amortization expense	12,334	12,921	24,764	25,946
Amortization of customer relationship intangibles	11,417	11,417	22,834	22,834
EBITDA (Non-GAAP)	$66,636	$29,008	$121,297	$59,833
Add back:
Acquisition and restructuring related expenses (1)	20	20	40	40
Non-recurring restructuring charges, net (2)	—	(3)	—	310
Pension settlement, net	(6)	—	(245)	—
Change in fair value of foreign exchange forward contracts (3)	(818)	520	(580)	170
Stock-based compensation expense	1,754	1,216	3,389	2,393
Loss on asset disposal	37	36	214	151
Adjusted EBITDA (Non-GAAP)	$67,623	$30,797	$124,115	$62,897

Net Sales	$561,499	$453,163	$1,104,392	$895,744
Net income margin (GAAP)	5.1%	0.4%	4.4%	0.6%
Adjusted EBITDA margin (Non-GAAP)	12.0%	6.8%	11.2%	7.0%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces Second Quarter Results

November 22, 2022

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
	October 31,		October 31,
(in thousands, except share data)	2022	2021	2022	2021

Net income (GAAP)	$28,784	$2,030	$48,854	$5,011
Add back:
Acquisition and restructuring related expenses	20	20	40	40
Non-recurring restructuring charges, net	—	(3)	—	310
Pension settlement, net	(6)	—	(245)	—
Amortization of customer relationship intangibles and trademarks	11,417	11,417	22,834	22,834
Tax benefit of add backs	(2,961)	(3,100)	(5,861)	(6,167)
Adjusted net income (Non-GAAP)	$37,254	$10,364	$65,622	$22,028

Weighted average diluted shares (GAAP)	16,657,454	16,605,911	16,638,741	16,662,791

EPS per diluted share (GAAP)	$1.73	$0.12	$2.94	$0.30
Adjusted EPS per diluted share (Non-GAAP)	$2.24	$0.62	$3.94	$1.32

Free Cash Flow

	Six Months Ended
	October 31,
	2022	2021

Net cash provided (used) by operating activities	$55,426	$(10,176)
Less: Capital expenditures (1)	10,987	27,103
Free cash flow	$44,439	$(37,279)

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Second Quarter Results

November 22, 2022

Net Leverage

Twelve Months Ended
October 31,
(in thousands)	2022

Net income (GAAP)	$14,121
Add back:
Income tax expense	1,605
Interest expense, net	14,133
Depreciation and amortization expense	49,756
Amortization of customer relationship intangibles	45,667
EBITDA (Non-GAAP)	$125,282
Add back:
Acquisition and restructuring related expenses (1)	80
Non-recurring restructuring charges, net (2)	(127)
Pension settlement	68,228
Change in fair value of foreign exchange forward contracts (3)	(750)
Stock-based compensation expense	5,704
Loss on asset disposal	759
Adjusted EBITDA (Non-GAAP)	$199,176

As of
October 31,
2022
Current maturities of long-term debt	$2,466
Long-term debt, less current maturities	486,181
Total debt	488,647
Less: cash and cash equivalents	(44,834)
Net debt	$443,813

Net leverage (4)	2.23

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended October 31, 2022.

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